EXHIBIT (h)(2)

                   THE WRIGHT BLUE CHIP MASTER PORTFOLIO TRUST

                                    AMENDMENT

                               dated June 6, 2000

                                       to

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                             dated February 1, 1998

         Pursuant to section 7 of the Amended and Restated Administration Agreement between The Wright Blue Chip Master Portfolio Trust and Eaton Vance Management (the "Administrator") dated February 1, 1998 (the "Agreement"), the Agreement is hereby amended by the inclusion of a revised Schedule B setting forth a new schedule of compensation of the Administrator to become effective as indicated in Schedule B.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

THE WRIGHT BLUE CHIP MASTER                          EATON VANCE MANAGEMENT
MASTER PORTFOLIO TRUST



By:  s/ Peter M. Donovan                          By:  s/Jeffrey P, Beale
        President                                       Vice President
                                                        and not individually

                   THE WRIGHT BLUE CHIP MASTER PORTFOLIO TRUST

                                   SCHEDULE B

                                  June 6, 2000

                                                          FEE STRUCTURE

                                                    Under             Over
                                               $100 Million        $100 Million
                                               ------------        ------------

Effective June 6, 2000

Selected Blue Chip Equities Portfolio             0.10%               0.06%
International Blue Chip Equities Portfolio        0.20%               0.05%
U.S. Treasury Portfolio                           0.07%               0.05%
U.S. Government Near Term Portfolio               0.07%               0.05%
Current Income Portfolio                          0.10%               0.04%



Effective September 1, 2000

Selected Blue Chip Equities Portfolio             0.10%               0.06%
International Blue Chip Equities Portfolio        0.15%               0.06%
U.S. Treasury Portfolio                           0.07%               0.05%
U.S. Government Near Term Portfolio               0.07%               0.05%
Current Income Portfolio                          0.07%               0.05%